Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-156398 and Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership and in the related Prospectuses of our report dated February 25, 2010 (except for Notes 12, 13 and 20, as to which the date is September 14, 2010), with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
September 14, 2010

6